Exhibit 10.4
(614) 480-4362
September 22, 2010
Franklin Credit Holding Corporation
Franklin Credit Management Corporation
101 Hudson Street, 25th Floor
Jersey City, New Jersey 07302
Attention: Thomas J. Axon, Chairman
Re: EBITDA Payment
Dear Tom:
Reference is hereby made to a certain letter agreement dated July 16, 2010, (the “July Letter Agreement”) between and among Franklin Credit Holding Corporation, Franklin Credit Management Corporation, Thomas J. Axon, The Huntington National Bank and Franklin Mortgage Asset Trust 2009-A. Terms used in this letter agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the July Letter Agreement.
The Huntington National Bank hereby cancels and terminates the obligations to make any EBITDA Payment as set forth in Paragraph No. 5 of Annex 1 to the July Letter Agreement.
This letter agreement will be governed by and construed in accordance with the laws of the State of Ohio. This letter agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

Very truly yours, THE HUNTINGTON NATIONAL BANK
By:	/s/ David L. Abshier
David L. Abshier, Authorized Signer